Exhibit 10.1

WESTLAKE CHEMICAL CORPORATION

2013 OMNIBUS INCENTIVE PLAN

(As amended and Restated Effective May 19, 2017)

1. Purpose of the Plan. The Westlake Chemical Corporation 2013 Omnibus Incentive Plan, as amended and restated effective May 19, 2017 (the “Plan”) of Westlake Chemical Corporation, a Delaware corporation (the “Company”), is intended to advance the best interests of the Company and its Subsidiaries by providing certain Employees and Directors of the Company and its Subsidiaries with additional incentives through the grant of Options to purchase common stock, par value US $0.01 per share of the Company (“Common Stock”), Stock Appreciation Rights (“SARs”), Restricted Stock, Stock Units, Cash Awards and/or Performance Awards, thereby increasing the personal stake of such Employees and Directors in the continued success and growth of the Company. The Plan is a continuation, and amendment and restatement, of the Company’s 2004 Omnibus Incentive Plan.

2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Administrator” means the Compensation Committee of the Board or such other committee as designated by the Board.

“Authorized Officer” means the Chief Executive Officer or the Senior Vice President, Administration of the Company (or any other senior officer of the Company to whom the Administrator or such Authorized Officer shall delegate the authority to execute any Award Agreement or to carry out any actions, duties or other responsibilities under the Plan as may be permitted by applicable law and directed by the Administrator, where applicable).

“Award” means an Employee Award or a Director Award.

“Award Agreement” means a written or electronic notice or agreement setting forth the terms, conditions and limitations applicable to an Award, to the extent the Administrator determines such agreement or notice is necessary.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Westlake Chemical Corporation, a Delaware corporation, or any successor thereto.

“Director” means an individual who is a member of the Board that is not an Employee of the Company or any of its Subsidiaries.

“Director Award” means any Option, Stock Appreciation Right or Stock Award granted, whether singly, in combination or in tandem, to a Director pursuant to such applicable terms, conditions and limitations as the Administrator may establish in order to fulfill the objectives of the Plan.

“Dividend Equivalents” means an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on one share of Common Stock to stockholders of record, which, in the discretion of the Administrator, may be awarded (i) in connection with any Award under the Plan while such Award is outstanding or otherwise subject to a Restriction Period and on a like number of shares of Common Stock under such Award or (ii) singly.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an Employee of the Company or any of its Subsidiaries and actually becomes such an Employee within the following six months.

“Employee Award” means any Option, Stock Appreciation Right, Stock Award or Cash Award (including any Performance Award) granted, whether singly, in combination or in tandem, to an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Administrator may establish in order to fulfill the objectives of the Plan.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) (A) if Common Stock is listed on a national securities exchange, the mean between the highest and lowest sales price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Administrator, the price prevailing on the exchange at the time of exercise, (B) the mean between the highest and lowest sales price per share of such Common Stock reported on the consolidated transaction reporting system for The Nasdaq Stock Market, Inc. or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was reported, (C) if Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by The Nasdaq Stock Market, Inc., or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated or (D) if Common Stock is not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or (ii) if applicable, the price per share as determined in accordance with the procedures of a third party administrator retained by the Company to administer the Plan.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the Grant Date of the original award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Nonqualified Option” means an Option that is not an Incentive Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Participant” means an Employee or Director to whom an Award has been granted under this Plan.

“Performance Award” means an Award made pursuant to this Plan that is subject to the attainment in the future of one or more Performance Goals.

“Performance Goal” means a standard established by the Administrator, to determine in whole or in part whether a Performance Award shall be earned.

“Qualified Performance Award” means a Performance Award made to an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 7(a)(v)(B) of the Plan.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case as determined by the Administrator.

“Stock Award” means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock.

“Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock (as determined by the Administrator) granted to either an Employee or a Director.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of that corporation that have the right to vote generally on matters submitted to a vote of the stockholders of that corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

3. Eligibility.

(a) Employees. Employees eligible for the grant of Employee Awards under this Plan are Employees, including Employees that may serve as a director of the Company.

(b) Directors. Members of the Board eligible for the grant of Director Awards under this Plan are those who are Directors.

4. Common Stock Available for Awards. Subject to the provisions of Section 14 hereof, there shall be available for Awards under this Plan granted or payable wholly or partly in Common Stock (including rights that may be exercised for or settled in Common Stock) an aggregate of 12,654,000 shares.

The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or otherwise in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall not be counted against the aggregate plan maximum or any sublimit set forth above and shall again immediately become available for Awards hereunder. If the tax withholding obligation resulting from the settlement of any Award is satisfied by withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above. Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies. The Administrator may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

5. Administration.

(a) This Plan shall be administered by the Administrator, except as otherwise provided herein.

(b) Subject to the provisions hereof, the Administrator shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Administrator shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper. The Administrator may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Awards issued under the Plan will not be repriced, replaced or regranted through cancellation or by decreasing the exercise price of a previously granted Award. The Administrator may make an Award to an individual who it expects to become an Employee of the Company or any of its Subsidiaries within the next six months, with such award being subject to the individual’s actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Administrator. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Administrator deems necessary or desirable to further the Plan purposes. Any decision of the Administrator, with respect to Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(c) No member of the Administrator or Authorized Officer of the Company to whom the Administrator has delegated authority in accordance with the provisions of Section 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Administrator or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

6. Delegation of Authority. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Administrator may authorize an Authorized Officer of the Company, if and to the extent permitted by applicable law, rule or regulation, or a subcommittee of members of the Administrator to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Administrator may establish. The Administrator may also delegate to an Authorized Officer its administrative duties under this Plan (excluding its granting authority) pursuant to such conditions or limitations as the Administrator may establish. The Administrator may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

7. Awards.

(a) The Administrator shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award may, in the discretion of the Administrator, be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Administrator in its sole discretion and, if required by the Administrator, shall be signed or affirmatively accepted by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this Section 7(a) and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of (subject to Sections 12 and 9(d)), or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events. All or part of an Award may be subject to conditions established by the Administrator, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, execution and compliance with contracts required by the Company for the position(s) held by the Participant, achievement of specific business objectives, items referenced to in clause (v) below, and other comparable measurements of performance.

Upon an Employee’s termination of employment, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or as otherwise specified by the Administrator.

(i) Option. An Employee Award may be in the form of an Incentive Option or a Nonqualified Option. A Director Award may be in the form of a Nonqualified Option. The term of the Option shall extend no more than 10 years after the Grant Date. The price at which any share of Common Stock may be purchased on the exercise of any Option will not be less than the Fair Market Value of a share of the Common Stock on the date of grant of that Option. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the Grant Price, minimum vesting, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Administrator.

(ii) Stock Appreciation Rights. An Award may be in the form of an SAR. SARs may be granted in tandem with an Option or other Award, either at the time of grant or by later amendment thereto, or on a freestanding basis not related to any other Award. The Grant Price of an SAR shall be determined by the Administrator but shall not be less than the Fair Market Value of the Common Stock subject to such SAR on the Grant Date or the Grant Price of a tandem Option to which such SAR relates. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Participants pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Administrator.

(iii) Stock Award. An Employee Award or Director Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted to Participants pursuant to this Plan shall be determined by the Administrator, subject to the limitations specified below.

(iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Administrator.

(v) Performance Award. Without limiting the type or number of Employee Awards or Director Awards that may be made under the other provisions of this Plan, an Employee Award or Director Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Administrator, subject to the limitations specified below. The Administrator shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(A) Nonqualified Performance Awards. Performance Awards granted to Employees or Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Administrator or its delegate shall determine.

(B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Administrator prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Administrator, by comparison with a peer group of companies. A Performance Goal may include one or more of the following: increased revenue; net income measures (including but not limited to income after capital costs and income before or after taxes); stock price measures (including but not limited to growth measures and total stockholder return); price per share of Common Stock; market share; net earnings; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (“EBITDA”); earnings before interest, taxes and amortization (“EBITA”); earnings before interest and taxes (“EBIT”); net operating profit after tax (“NOPAT”); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including but not limited to cash flow per share, cash flow return on capital, cash flow return on tangible capital, net cash flow, net cash flow before financing activities and improvement in or attainment of working capital levels); financial measures (including but not limited to spreads, margin, meeting budget and unit revenue); cost measures or controls (including but not limited to conversion costs, controllable costs, procurement costs, freight costs and material savings); quality measures (including but not limited to product quality, scrap rate, prime production and complaints and returns); return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, operating efficiency, production volumes and production efficiency); expense measures (including but not limited to overhead cost, product cost, general and administrative expense and improvement in or attainment of expense levels); marketing and logistics measures (including but not limited to days of inventory, days sales outstanding, on time delivery or shipment and distribution rates); margins; stockholder value; proceeds from dispositions; total market value; reliability; productivity measures (including but not limited to on stream factor, operating rates, energy efficiency, yields and pounds per employee); corporate values measures (including ethics compliance, environmental, and safety) and debt reduction.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Administrator in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Administrator must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Administrator.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

(i) no Employee may be granted, during any calendar year, Awards consisting of Options or SARs that are exercisable for more than 1,500,000 shares of Common Stock (the limitation set forth in this clause (b)(i), together with the limitations set forth in clauses (b)(ii) below, being hereinafter collectively referred to as the “Stock Based Awards Limitations”);

(ii) no Employee may be issued, during any calendar year, more than 1,500,000 shares of Common Stock in connection with Stock Awards;

(iii) no Employee may be granted Awards consisting of Cash Awards that are intended to constitute performance-based awards subject to Section 7(a)(v)(B) having a maximum payment value in any calendar year in excess of $7,500,000; and

(iv) no Director may be granted Awards in any calendar year having a value as determined on the Grant Date, taken together with any cash fees paid by the Company to such Director in such calendar year, in excess of $1,000,000.

8. Non-United States Participants. The Administrator may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Administrator, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, any securities law, any governing statute, or any other applicable law.

9. Payment of Awards.

(a) General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Administrator shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the Administrator shall specify whether the underlying shares are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry account or in such other manner as the Administrator may determine.

(b) Deferral. With the approval of the Administrator, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Administrator may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Administrator and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Administrator, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

(c) Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award, subject to such terms, conditions and restrictions as the Administrator may establish. The Administrator may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Awards.

(d) Substitution of Awards. Subject to Sections 12 and 14, at the discretion of the Administrator, an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type; provided, however, that no Option may be granted in exchange or in replacement of an Option having a higher exercise price.

10. Payment of Grant Price. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Administrator and elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award valued at Fair Market Value on the date of exercise, or any combination thereof. The Administrator shall determine acceptable methods and requirements for Participants to tender Common Stock or other Awards. The Administrator may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Administrator may adopt additional rules and procedures regarding the payment of the Grant Price of Awards from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 10.

A Participant desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Administrator may adopt, do so by attesting to the ownership of Common Stock of the requisite value in which case the Company shall issue or otherwise deliver to the Participant upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the Participant may retain the shares of Common Stock the ownership of which is attested.

11. Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Administrator may also permit withholding to be satisfied by a cash payment to the Company or the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12. Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s Common Stock is listed.

13. Assignability. Unless otherwise determined by the Administrator and provided in the Award Agreement or the terms of the Award, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. In the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. The Administrator may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 13 shall be null and void.

14. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan and available for issuance pursuant to specific types of Awards as described in Section 4, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations shall each be proportionately adjusted by the Administrator as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another Company or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Administrator shall make appropriate adjustments to (x) the number of shares of Common Stock reserved under this Plan and (y)(i) the number of shares of Common Stock covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization, or liquidation, the Board shall be authorized (x) to assume under the Plan previously granted compensatory awards, or to substitute new Awards for previously granted compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award.

15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Administrator may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

16. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Administrator be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

17. Right to Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

18. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

19. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

20. Section 409A of the Code. It is intended that any Awards under the Plan that are subject to Section 409A of the Code satisfy the requirements of Section 409A of the Code and related regulations and Internal Revenue Service and Department of Treasury pronouncements to avoid imposition of applicable taxes thereunder. Thus, notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Internal Revenue Service and Department of Treasury pronouncements, that Plan provision or Award will be reformed to the extent permissible under Section 409A of the Code with the intent to avoid imposition of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award.

21. Effectiveness; Term. The Plan as amended and restated herein was adopted by the Board on February 17, 2017, subject to the approval of the Company’s stockholders at the 2017 annual meeting of the stockholders of the Company. If the stockholders of the Company should fail to so approve the Plan as amended and restated herein at that time, this amendment and restatement of the Plan shall not be effective and the Company’s 2013 Omnibus Incentive Plan as amended and restated effective May 17, 2013 shall remain in effect. If the stockholders of the Company approve the Plan as amended and restated herein, the term of the Plan shall be extended to the date that is the tenth anniversary of such approval; provided, however, that if the stockholders of the Company should fail to so approve the Plan as amended and restated herein, the term of the Plan shall not be extended and no Awards shall be made after May 17, 2023, the tenth anniversary of the date stockholders previously approved the Plan.